<Page 52>

SARNA & COMPANY

Certified
Public
Accountants
-----------

                        -----------------------------------------
                        310            Westlake          805
                        N. Westlake    Village           371-8900
                        Boulevard      California        Fax 805
                        Suite 270      91362             379-0140


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our audit report dated May 7, 1999, on the financial statements of Worldbid Corporation (the "Company") for the period ended April 30, 1999 in the Company's Form 10-SB registration statement to be filed with the United States Securities and Exchange Commission. We also consent to the application of such report to the financial information in the Form 10-SB, when such financial information is read in conjunction with the financial statements referred to in our report.


\s\ Sarna & Company

Sarna & Company
Certified Public Accountants
Westlake Village, California
July 1, 1999